EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) made on this 25th  of September, 2008 but effective as of September 16, 2008 (the “Effective Date”), between ZOO GAMES, INC. (f/k/a Green Screen Interactive Software, LLC) a Delaware corporation having its principal place of business at 575 Broadway, New York, New York 10012 (the “Parent”) and SUPERVILLAIN STUDIOS, LLC a Delaware limited liability company having its principal place of business at 575 Broadway, New York, New York 10012 (the “Seller”), TSC GAMES, INC. (f/k/a SuperVillain Studios, Inc.), a California corporation (“Original Owner”) and Stephen Ganem, Timothy Campbell and Chris Rausch being all of the shareholders of the Original Owner (each a “Shareholder” and collectively the “Shareholders”)

Background:  Seller acquired the assets and business of the Original Owner (the “Business”) pursuant to that certain asset purchase agreement dated June 14, 2007 by and among the parties hereto (the “Asset Purchase Agreement”).  The Seller has altered its business plans, and as a consequence, desires to return the ownership of the assets acquired in the Asset Purchase Agreement to the Original Owner on the terms and conditions set forth below.  The Shareholders have continued to be active in the management of the Business of the Seller and are not relying on the Seller in any way concerning the value of the Transferred Assets.  Terms capitalized herein and not defined shall have the meaning set forth in Section 6.04 below.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Exchange of Interests

SECTION 1.01. Asset Transfer.  On the terms and subject to the conditions of this Agreement, Seller does hereby sell, transfer and deliver to the Original Owner and the Original Owner does hereby accept the transfer and delivery by the Seller all of the Transferred Assets.  The transfer of the Transferred Assets to the Original Owner is referred to in this Agreement as the “Acquisition”.

SECTION 1.02. Shareholder Transfer.  On the terms and subject to the conditions of this Agreement, each Shareholder does hereby sell, transfer and deliver to Parent and Parent hereby accepts the transfer and delivery by each Shareholder, of each Shareholder’s interest in Driftwood Ventures, Inc. (the “Transferred Shares”) as follows:

Shareholder:	Shares:

Stephen Ganem	117,695
Timothy Campbell	117,695
Chris Rausch	117,695

Simultaneously with the Closing, each Shareholder will deliver the certificate representing the Transferred Shares together with a stock power executed in blank with respect to the Transferred Shares in form and content reasonably acceptable to the Seller’s attorney; provided, that such stock powers executed in blank will be held in escrow by Original Owner’s attorney, to be delivered to Seller promptly upon Parent’s completion and full satisfaction of its payment obligations under Section 1.04 below.

SECTION 1.03. Closing Date.  The closing of the Acquisition (the “Closing”) shall take place simultaneously with the execution of this Agreement by all parties.

SECTION 1.04. Additional Payment.  The Parent shall pay the Original Owner the sum of $500,000 in four equal installments of $125,000 on the following dates: September 28, 2008, October 13, 2008, October 28, 2008 and November 13, 2008.  At the reasonable request of the Original Owner and upon the approval of the Parent (not to be unreasonably withheld or delayed) portions of the next payment due may be accelerated to meet critical expenses that cannot await payment until the next installment.

ARTICLE II

Representations and Warranties
of Parent and Seller

Parent and Seller hereby, jointly and severally, represent and warrant to the Shareholders as follows:

SECTION 2.01. Authority; Execution and Delivery; Enforceability.  Each of Parent and Seller has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby and to perform each of its obligations hereunder. The execution and delivery by each of Parent and Seller of this Agreement and the consummation by them of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action.  Each of Parent and Seller has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 2.02. Good Standing.  Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.  Seller is duly authorized to conduct business and is in good standing under the laws of California.

SECTION 2.03. The Transferred Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the Transferred Assets free and clear of all Liens.   Neither Seller nor Parent has incurred any trade payables on or after the Effective Date.

SECTION 2.04. Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby does or will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Seller is subject or any provision of the charter or other governing instrument or agreement of the Seller or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of their assets).

SECTION 2.05. No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, as a result of any action or omission of Seller, any right or valid claim against the Seller or the Shareholders for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

ARTICLE III

Representations and Warranties
of the Original Owner and Shareholders

The Original Owner and the Shareholders hereby jointly and severally represent and warrant to the parent and Seller as follows:

SECTION 3.01. Authority; Execution and Delivery; and Enforceability.  The Original Owner and each Shareholder has full power and authority and full legal capacity and is competent, to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby and to perform each of its obligations hereunder. In the case of the Original Owner the execution and delivery by it of this Agreement and the consummation by it of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action. The Original Owner and each Shareholder has duly executed and delivered this Agreement and this Agreement constitutes the Original Owner’s and each Shareholder’s legal, valid and binding obligation, enforceable against him in accordance with its terms.

SECTION 3.02. The Transferred Shares.  Each Shareholder has good and valid title to the Transferred Shares listed as owned by him in Section 1.02 above, free and clear of all Liens.  Assuming the Parent has the requisite power and authority to be the lawful owner of the Transferred Shares, upon the release of the escrow referred to in Section 1.02 above, good and valid title to the Transferred Shares will pass to the Parent, free and clear of any Liens, other than those arising from acts of the Parent or its Affiliates.

SECTION 3.03. No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, as a result of any action or omission of any Shareholder, any right or valid claim against the Seller for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

SECTION 3.04. The Games.  The Games (including any part or element thereof and process and software used to make any of the Games, but excluding any part or element thereof provided by, on behalf of or at the direction of the employees of the Parent) are wholly original or, in the case of the SVS Proprietary Technology, the third party elements of such SVS Proprietary Technology are duly licensed, and do not and shall not infringe upon or violate any right of privacy of, or constitute a libel, slander or unfair competition against, or infringe upon or violate any copyright, trademark, common law, or other rights of any person or entity; and Seller or Parent’s use or exploitation of the Games (in the form delivered to Seller) by any means or media now or hereafter known or devised, shall not be subject to any obligations to any third parties, including, but not limited to the obligation to pay any royalties, profit participation, license fees, residuals or other payments, except for the obligations to Original Owner’s licensors described in the definition of Technology Right below.

SECTION 3.05. Familiarity.  Each Shareholder has been a director, officer and owner of the Original Owner for many years, as well as an  employee of the Seller since June 14, 2007, and is intimately familiar with the condition of the Transferred Assets.  The Original Owner and the Shareholders have had access to all information regarding the Seller and the Business, assets and liabilities as they have deemed material to accepting the Transferred Assets and have been afforded the opportunity to ask questions of and receive answers from the Seller’s senior management concerning the financial condition of the Seller.  The Original Owner and the Shareholders have fully considered this information in valuing the Transferred Assets and assessing the merits of the transactions contemplated hereby and are relying completely upon their own information about the Seller and their own judgment as to the future risks and prospects of the Seller.  The Original Owner and the Shareholders have not relied on any representations or warranties of the Seller in determining whether to accept the Transferred Assets except as otherwise expressly set forth in Article II of this Agreement.

ARTICLE IV

Covenants

SECTION 4.01. Expenses; Transfer Taxes; UCC Information.  (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

(b) All transfer taxes applicable to the transfer of the Transferred Assets shall be paid by the Seller.  Each party shall use reasonable efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

(c) Except as otherwise agreed in writing by the parties, all costs and expenses incurred by the Seller (or its Affiliates) in the operation of the Business prior to the Closing shall be paid by the Seller or by Parent on the Seller’s behalf, and in no event will such costs and expenses be the obligation of the Original Owner or any Shareholder; provided that, the Original Owner will assume all vacation, sick pay, severance pay and similar items due in respect of Seller’s former employees.  From and after the Effective Date, the Original Owner does hereby assume those obligations of the Seller arising or requiring performance on or after Effective Date under the agreements, contracts, leases, licenses, and other arrangements in respect of Seller’s business.

SECTION 4.02. Termination of Other Agreements.  Except for this Agreement, effective upon execution of this Agreement, all other agreements between the Parent and the Seller (or either of them) on the one hand, and the Original Owner and the Shareholders (or any of them), on the other hand, including the Non-Competition Agreement, each Shareholder’s Employment Agreement, the Promissory Note (as amended) and the Security Agreement, all dated June 14, 2007, shall be canceled and be null and void and of no further force and effect, and the parties shall be released from any and all obligations and restrictions thereunder.

SECTION 4.03. Confidentiality.  The Shareholders acknowledge that, in the course of their prior employment with the Seller, they were provided with and acquired “Parent Information” which means (a) confidential or proprietary information of the Parent not generally known to the public, including without limitation, information received from third parties under confidential conditions, and (b) other technical, business or financial information or trade secrets, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Parent.  Each Shareholder understands and agrees that such Parent Information has been disclosed to the Shareholders in confidence and for the use of only the Parent and the fulfillment of the Shareholders’ duties as employees of the Seller.  Each Shareholder acknowledges such Shareholder has no ownership right or interest in any Parent Information used or developed during the course of the Shareholder’s prior employment.  Each Shareholder understands and agrees that (i) the Shareholder has kept and will keep such Parent Information confidential at all times, and (ii) the Shareholder has not and will not make use of Parent Information on the Shareholder’s own behalf or on behalf of any third party.  Nothing in this Section 4.03 shall prevent the Shareholders from truthfully responding in connection with governmental inquiries or as required by subpoena, court order or legal process; provided, however, that the Shareholders agree to first give prompt written notice to the Parent of any such legal requirement in order to permit the Parent sufficient time to obtain an appropriate protective order or other remedy.

SECTION 4.04. Nondisparagement.  Each Shareholder agrees that at all times hereafter the Shareholder will not make, or cause or permit to be made, any public statement, observation or opinion that (a) accuses or implies that the Seller or any of the Seller Releasees (as defined in Section 5.05) engaged in any wrongful, unlawful or improper conduct, whether relating to each Shareholder's employment with the Seller or the business or operations of the Parent, the Seller or any of the Seller Releasees or otherwise; or (b) disparages, impugns or in any way reflects adversely upon the business or reputation of the Seller or any of the Seller Releasees. Parent and Seller agree that at all times hereafter they will not make, or cause or permit to be made, any public statement, observation or opinion that (a) accuses or implies that the Original Owner or any of the Shareholders engaged in any wrongful, unlawful or improper conduct, whether relating to each Shareholder’s employment with the Seller or the business or operations of the Seller any of the Shareholders or otherwise; or (b) disparages, impugns or in any way reflects adversely upon the business or reputation of the Original Owner or any of the Shareholders.  Nothing in this Paragraph 4.04 shall prevent a party from truthfully responding in connection with governmental inquiries or as required by subpoena, court order or legal process; provided, however, that each party agrees to first give prompt written notice to the other party of any such legal requirement in order to permit such other party sufficient time to obtain an appropriate protective order or other remedy.

SECTION 4.05. Further Assurances. In case, at any time after the Closing, any further action is necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action, including the execution and delivery of such further instruments and documents, as any other Party reasonably may request, including but not limited to assistance by the Shareholders to ensure that Seller or Parent has all source code, relevant executables and directions for compiling source code into executables for the Games and SVS Proprietary Technology and reasonable assistance by the Shareholders to enable Seller or Parent and its developers to  develop and localize the Games, ports, and derivatives, including sequels, of the Games, as determined in good faith to be necessary by Seller or Parent.

SECTION 4.06. Name Change. Immediately following the Closing, Seller, at its expense, shall amend its articles or certificate of incorporation or otherwise take such action (i) to remove the words “Supervillain Studios” as its legal name, and (ii) change its name to one not including the word “SuperVillain” or any other words sufficiently similar, in Original Owner’s reasonable judgment, to be confusing therewith.

ARTICLE V

Indemnification

SECTION 5.01. Indemnification for the Benefit of Parent and Seller.  The Original Owner and the Shareholders shall, jointly but not severally, indemnify Seller and its Affiliates and each of their respective officers, directors, fiduciaries, employees, stockholders, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from any Loss suffered or incurred by the Seller Indemnitees to the extent arising from, relating to or otherwise in respect of (i) any obligation or liability of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, pertaining to the Transferred Assets arising on or after the Closing, or (ii) any breach or failure by the Original Owner or the Shareholders to fulfill or perform any of their representations, warranties, covenants and agreements contained in this Agreement.

SECTION 5.02. Indemnification for the Benefit of Original Owner and Shareholders. Parent and Seller shall indemnify the Shareholders and the Original Owner and its officers, directors, fiduciaries, employees, stockholders, agents and representatives (the “Original Owner Indemnitees”) against and hold them harmless from any Loss suffered or incurred by the Original Owner Indemnitees to the extent arising from, relating to or otherwise in respect of any breach or failure by Parent or Seller to fulfill or perform any of their representations, warranties, covenants and agreements contained in this Agreement.

SECTION 5.03. Survival.  The indemnification obligations of the parties set forth above shall survive the Closing and continue in full force and effect thereafter indefinitely, subject to any applicable statute of limitations.  The respective covenants and agreements of the parties contained in this Agreement shall survive the Closing until they are performed and satisfied in full.

SECTION 5.04. Other Indemnification Provisions.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have against any other party related to this Agreement and the transactions contemplated by this Agreement.

SECTION 5.05. Release by the Seller. The Parent and the Seller hereby unequivocally release and discharge the Shareholders and the Original Owner, any and all of its Affiliates, officers, directors, employees, agents, trustees, advisors, administrators, successors and assigns, from and against any and all actions, causes of action, choses in action, cases, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, injuries, harms, damages, judgments, remedies, executions, claims, demands, liens, obligations and other liabilities whatsoever, in law or equity or otherwise, whether currently known or unknown, which the Seller and its Affiliates, agents, trustees, advisors, administrators, successors and assigns, ever had or now have, either for themselves or as an assignee or otherwise, for, upon or by reason of any matter, cause or thing whatsoever arising from the beginning of time to the date of this Agreement for any matter or thing whatsoever, including, any matter related to, or arising in connection with the Asset Purchase Agreement or any other agreements entered into in connection with the Asset Purchase Agreement, except for any claims, liabilities and damages arising out of or relating to any breach of this Agreement.

SECTION 5.06. Release by the Shareholders et al.The Original Owner and each of the Shareholders hereby unequivocally release and discharge the Parent and the Seller, any and all of  their Affiliates, officers, directors, employees, agents, trustees, advisors, administrators, successors and assigns (collectively the “Seller Releaseees”), from and against any and all actions, causes of action, choses in action, cases, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, injuries, harms, damages, judgments, remedies, executions, claims, demands, liens, obligations and other liabilities whatsoever, in law or equity or otherwise, whether currently known or unknown, which the Original Owner, and each of the Shareholders and any of their respective heirs, relatives (including whether by blood, by marriage or by adoption), affiliates, agents, trustees, advisors, administrators, successors and assigns, ever had or now have, either for itself, himself or itself or as an assignee or otherwise, for, upon or by reason of any matter, cause or thing whatsoever arising from the beginning of time to the date of this Agreement for any matter or thing whatsoever, including, any matter related to, or arising in connection with the Asset Purchase Agreement or any other agreements or notes entered into in connection with the Asset Purchase Agreement, except for any claims, liabilities and damages arising out of or relating to any breach of this Agreement.

SECTION 5.07. Releases in General.  In furtherance of Section 5.05 and 5.06 above, each party hereto acknowledges that such party is familiar with Section 1542 of the Civil Code of the State of California, which states as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Each party is executing this Agreement voluntarily, and waives any and all rights such party has or may have under California Civil Code Section 1542, any successor section to it, and/or any other statute or common law principle relating to unknown claims, claims which may not now exist or any similar or potential claims.  In connection with this waiver and this Agreement, each party acknowledges that subsequent to the signing of this Agreement, such party may discover claims presently unknown or unsuspected or facts in addition to or different from those now known or believed to be true with respect to the claims released and discharged hereunder.  Nevertheless, such party intends by this Agreement, and with and upon the advice of their own independently selected counsel, to release fully, finally and forever all claims released and discharged in this Agreement. In furtherance of such intention, the releases set forth in this Agreement shall be and remain in effect as full and complete releases of the claims released and discharged hereunder notwithstanding the discovery or existence of any such additional or different claims or facts relevant hereto.

ARTICLE VI

General Provisions

SECTION 6.01. Assignment; Successors and Assigns.  (a) This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto.

(b) This Agreement shall be binding on, and inure to the benefit of the parties hereto and their successors and assigns.

SECTION 6.02. No Third-Party Beneficiaries.  Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their successors and assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 6.03. Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:
If to Seller:

575 Broadway
New York, New York 10012
Attn: President,

With a copies to:
Driftwood Ventures, Inc.
2121 Avenue of the Stars, Suite 2550
Los Angeles, California 90067
Attention: Robert Ellin
Telephone: (310) 601-2500
Facsimile: (310) 277-2741

Todd Mason, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Telephone: (212) 935-3000
Facsimile: (212) 983-3115

Paul Berg, Esq.
Berkowitz, Trager & Trager, LLC
8 Wright Street, 2nd Floor
Westport, CT 06880

If to any Shareholder:

c/o SuperVillain Studios, Inc.
3951 South Plaza Drive, Suite 220
Santa Ana, CA 92704
Fax: 714-429-1151

With a copy to:

Cadence Law Group LLP
PO Box 351510
Los Angeles, CA 90035-1510
Attn: David B. Oshinsky, Esq.
Fax: 310-496-2605

SECTION 6.04. Interpretation; Exhibits; Certain Definitions.  (a)  The headings contained in this Agreement, in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.  When a reference is made in this Agreement to a Section, Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

(b) For all purposes hereof:

“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Control” (including, with correlative meanings, the terms “Controlled by”, “Controlling” and “under common Control with”) shall mean the possession, directly or indirectly, through one or more intermediaries or otherwise to direct or cause the direction of the management, activities or policies of the Entity.

“Entity” shall mean a Person other than an individual.

“Excluded Assets” shall mean (i) the Games; (ii) the Technology Right; (iii) Seller’s charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, and other documents relating to the organization, maintenance, and existence of Seller as a limited liability company; and (iv) any claims, security or other deposits, prepayments, prepaid expenses, prepaid assets, income tax or other refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of Seller, including, without limitation, all rights of Sellers under any property casualty, workers’ compensation, business interruption, or other insurance policy or related insurance services contract.

 “Games” shall mean all of the Rights and Intellectual Property related to those certain interactive computer video games, namely Order Up!, Order Up! 2 and Wizard High (working title)..

“Governmental Authority” shall mean shall mean the United States of America or any other nation, any state or other political subdivision of the United States of America, any state or any other nation, or any Entity, agency, authority, department, division, commission, court, tribunal or body exercising executive, legislative, judicial, regulatory or administrative functions of government.

 “including” shall mean including, without limitation.

 “Intellectual Property” shall mean:  (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements, extensions and additions thereto, and all patents, patent applications and patent disclosures, together with all reissuances, divisions, continuations, renewals, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, certification marks, collective marks, trade dress, trade styles, logos, slogans, trade names, company names and corporate names (including, without limitation, the name “SuperVillain Studios”); Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, recordings and renewals in connection therewith; (c) all copyrightable works, all copyrights, rights and interests in copyrights and all applications, registrations, recordings and renewals in connection therewith; (d) all mask works and all applications, registrations, recordings and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, databases and lists of names (including, without limitation, Seller’s manufacturing and production processes and techniques, technical data, designs, drawings, specifications, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including data and related documentation); (g) all other proprietary rights; (h) all copies and tangible embodiments thereof (in whatever form or medium); (i) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing and the right to sue for past, present or future infringements of any of the foregoing; (j) all licenses with respect to any of the foregoing; and (k) all rights corresponding to any of the foregoing throughout the world.

“Liens” shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, easement, servitude, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code of any state or comparable law of any jurisdiction, other than (a) mechanic’s, materialmen’s, and similar liens imposed by law and created in the Ordinary Course of Business of Seller for amounts that are not yet due and payable.

“Loss” shall mean all actions, suits, proceedings, hearings, investigations, charges, complaint, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amount paid in settlement, obligations, liens, losses, diminution in value, and expenses and fees (including costs of investigating and defending, court costs, attorneys’ fees and expenses) that actually damage any party.  Loss shall be limited to the actual damages suffered or incurred by a party and in no event will any party hereto have any liability to another party for any punitive, special, consequential, indirect or incidental damages of any kind or nature. “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other entity.

“Person” shall mean shall mean an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

“Rights” shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or right or intellectual property right whatsoever or any interest therein, whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection. “Rights” includes all rights in and to any derivative works based on the Games and/or its elements, including all prequels, sequels and exploitations in formats other than video games.

“SVS Proprietary Technology” shall mean a multi-platform game engine and toolset for 3D game creation owned by Seller. The engine is made up of core functions, the game engine library (GEL), and graphics, system, and game-specific components. The engine makes extensive use of the Cohort Scripting Language (CSL) from Game Toolworks, Inc., and also integrates with the middleware packages Magpie (from Third Wish Software & Animation) and Livemove (from AiLive).  The toolset includes plugins for Autodesk’s 3dsmax8 and Adobe Photoshop.  The Visual Build Environment (VIBE) is an art model and animation viewer as well as level previewer, with a real-time interface to 3dsmax 8.  Other tools include a static memory-grab tool for memory analysis and a custom-designed material editor plugin.

“Technology Right” shall mean the non-exclusive, irrevocable, assignable, sublicensable, paid up right and license to use, reproduce, distribute, perform, display, and modify and otherwise use the SVS Proprietary Technology in connection with the exploitation of the Games, including in connection with the use, development, localization, porting, creation of sequels and derivatives, manufacture, sale, publication and distribution of the Games throughout the universe.  The provisions of Section 3.04 notwithstanding, any amounts payable to third parties (including, but not necessarily limited to, Game Toolworks, Inc. and AiLive Inc.) as a result of the exercise of any rights by Seller included in the Technology Right shall be the obligation of Seller and its Affiliates to the extent that any such rights are exercised by Seller or its Affiliates after the Closing.

“Transferred Assets” shall mean all right, title, and interest in and to all of the assets, properties and rights of Seller, tangible and intangible, including, without limitation, all of its: (a) tangible personal property, including without limitation all computers, computing equipment, development kits and related hardware currently owned by Seller and used by the Seller and its employees in the conduct of its Business; (b) Intellectual Property, including, without limitation, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (c) leases, subleases, and rights thereunder; provided, however, that the Transferred Assets shall not include the Excluded Assets.

SECTION 6.05. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties.  No party to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

SECTION 6.06. Entire Agreement.  This Agreement, along with any Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

SECTION 6.07. Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  By an instrument in writing the Shareholders, on the one hand, or Seller, on the other hand, may waive compliance by the others with any term or provision of this Agreement that such other parties were or are obligated to comply with or perform

SECTION 6.08. Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

SECTION 6.09. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

ZOO GAMES, INC.

By:	/s/ Mark Seremet
By: Mark Seremet, Its President

SUPERVILLAIN STUDIOS, LLC

By:	/s/ Susan Cummings
By: Susan Cummings, Its Manager

SUPERVILLAIN STUDIOS, LLC

By:	/s/ Timothy Campbell
By: Timothy Campbell, Its President

By:	/s/ Stephen Ganem
Stephen Ganem

By:	/s/ Timothy Campbell
Timothy Campbell

By:	/s/ Chris Rausch
Chris Rausch